SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant  ☑

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

☑	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SPORT CHALET

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June 20, 2003

Dear Stockholder:

     On behalf of your Company, I want to cordially invite you to attend the annual meeting of the stockholders of Sport Chalet, Inc. to be held at One Sport Chalet Drive, La Cañada, California 91011, on Friday, August 1, 2003 at 9:00 a.m. (local time).

     The principal business of the annual meeting is the election of the Company’s two Class 2 directors. The attached Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted.

     The directors and certain officers of the Company will be present to help host the annual meeting, respond to any questions that our stockholders may have, and discuss the Company’s operating results and future. I therefore encourage you to attend in order to meet your officers and directors and to participate in the business of the meeting. However, if it is not possible for you to attend, please sign, date and promptly return the enclosed proxy card immediately to ensure that your shares will be voted.

     Finally, you will find enclosed a 20% off coupon for your use at any of our 28 store locations. As in the past, I encourage you to try our stores and to write me regarding your shopping experiences, what you liked about our stores and any suggestions you may have for improvement.

Sincerely,

Craig Levra,
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL 1
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN FISCAL YEAR 2003
AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2003 AND FISCAL YEAR-END OPTION/SAR VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K
OTHER BUSINESS
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SPORT CHALET, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 1, 2003

TO OUR STOCKHOLDERS:

     Notice hereby is given that the annual meeting (the “Meeting”) of the stockholders of Sport Chalet, Inc. (the “Company”) will be held at One Sport Chalet Drive, La Cañada, California 91011, on Friday, August 1, 2003 at 9:00 a.m. (local time) for the following purposes:

1.	Election of Directors. To elect two Class 2 directors to hold office until the annual meeting of stockholders to be held in 2006, and until their respective successors have been elected and qualified; and

2.	Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.

     Only holders of record of the Common Stock of the Company at the close of business on June 9 2003 (the “Stockholders”) are entitled to notice of and to vote in person or by proxy at the Meeting and at any adjournments or postponements thereof. For a period of at least ten days prior to the Meeting, a complete list of Stockholders will be open to the examination of any stockholder during ordinary business hours at the Company’s executive offices at One Sport Chalet Drive, La Cañada, California 91011.

     The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

     As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Stockholders on or about June 20, 2003.

By Order of the Board of Directors

SPORT CHALET, INC.

Howard K. Kaminsky,
Secretary

La Cañada, California
June 20, 2003

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.

SPORT CHALET, INC.
One Sport Chalet Drive
La Cañada, California 91011
(818) 949-5300

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 1, 2003

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Sport Chalet, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders of the Company (the “Meeting”) to be held at the Company’s principal executive offices located at One Sport Chalet Drive, La Cañada, 91011, on Friday, August 1, 2003 at 9:00 a.m. (local time) and at any adjournments or postponements thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is a proxy card (the “Proxy”), which you may use to indicate your vote on the proposals described in this Proxy Statement. Only holders of record of the Common Stock of the Company (the “Stockholders”) at the close of business on June 9, 2003 (the “Record Date”) are entitled to notice of and to vote in person or by proxy at the Meeting and any adjournments or postponements thereof. This Proxy Statement and the enclosed Proxy first will be mailed to Stockholders on or about June 20, 2003.

Matters to be Considered

     The matters to be considered and voted upon at the Meeting will be:

1.	Election of Directors. To elect two Class 2 directors to hold office until the annual meeting of stockholders to be held in 2006, and until their respective successors have been elected and qualified. The following persons are the Board’s nominees for Class 2 directors:

John R. Attwood
Craig L. Levra

2.	Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.

Cost of Solicitation of Proxies

     This Proxy solicitation is made by the Board of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. The solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions or telegraph, or in person, to request that Proxies be furnished. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost of the solicitation of Proxies is $20,000.

Outstanding Securities and Voting Rights; Revocability of Proxies

     The authorized capital of the Company consists of (i) 15,000,000 shares of common stock, $0.01 par value (“Common Stock”), of which 6,630,334 shares were issued and outstanding on the Record Date, and (ii) 2,000,000 shares of preferred stock, $0.01 par value, none of which were issued and outstanding on the Record Date. One-third of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting.

     Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders.

     The Company’s Amended and Restated Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the candidates receiving the highest number of votes will be elected. If a Stockholder holds Common Stock in “street name” and fails to instruct the broker or nominee as to how to vote the Common Stock, the broker or nominee may vote the Common Stock “FOR” the election of the Board’s nominees, but may not vote the Common Stock on most other matters presented for a vote of the Stockholders. When a broker or nominee votes a client’s shares on some but not all proposals, the missing votes are referred to as “broker non-votes.”

     For the purpose of determining whether the Stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether Stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. Accordingly, broker non-votes have the effect of reducing the number of affirmative votes required to achieve the majority vote.

     Of the shares of Common Stock outstanding on the Record Date, 4,400,510 shares of Common Stock (or approximately 66.4% of the issued and outstanding shares of Common Stock) were owned indirectly by Norbert Olberz, as the co-trustee with his wife, Irene Olberz, of the Olberz Family Trust, a revocable grantor trust. As a result, Mr. Olberz will have the power to determine the outcome of any matter submitted to the Stockholders. Mr. Olberz has indicated that he intends to vote all shares owned by him “FOR” the election of the Board’s nominees.

     A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed, cabled or telecopied Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting. Craig L. Levra and Frederick H. Schneider, the designated proxyholders (the “Proxyholders”), are members of the Company’s Board.

     Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common Stock will be voted “FOR” the election of the Board’s nominees. If you hold Common Stock in “street name” and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock “FOR” the election of the Board’s nominees.

     The Securities and Exchange Commission (the “SEC”) has amended its rule governing a company’s ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal was not submitted to the Company prior to May 7, 2004, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no stockholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, including a motion to adjourn the Meeting to another time or place in order to solicit additional proxies to support the recommendations of the Board. The Proxies solicited hereby will be voted by the Proxyholders intend to exercise their discretion to vote in accordance with the recommendations of the Board. Such authorization includes authority to appoint a substitute nominee for any Board nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

Security Ownership of Principal Stockholders and Management

     The following table sets forth as of the Record Date certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock (other than depositories), (ii) each of the Company’s directors, (iii) each of the Named Executive Officers (as defined below) and (iv) all of the Company’s executive officers and directors as a group.

	Number of Shares of
	Common Stock
	Beneficially
Name and Address (1)	Owned (2)			Percent(3)

Norbert Olberz	4,400,510	(4)		66.4%
John R. Attwood	16,000	(5)		0.2%
Al D. McCready	16,333	(6)		0.2%
Eric S. Olberz	161,198	(6)		2.4%
Kenneth Olsen	28,100	(7)		0.4%
Frederick H. Schneider	75,333	(6)		1.1%
Craig L. Levra	318,000	(8)	(14)	4.6%
Howard K. Kaminsky	204,251	(9)	(14)	3.0%
Dennis D. Trausch	184,686	(10)	(14)	2.7%
Claudia G. Reich	16,600	(11)	(14)	0.2%
E*Capital Corporation	510,915	(12)		7.7%
Directors and executive officers as a group (10 persons)	5,421,011	(13)		75.3%

(1)	The address of each executive officer and director is in care of the Company, One Sport Chalet Drive, La Cañada, California 91011. The address of E*Capital Corporation is 1000 Wilshire Boulevard, 9th Floor, Los Angeles, California 90071.

(2)	Except as may be set forth below and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares of Common Stock owned.

(3)	Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4)	Consists of shares held by the Olberz Family Trust, a revocable grantor trust of which Mr. Olberz and his wife are co-trustees.

(5)	Includes 5,000 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 9, 2003.

(6)	Includes 8,333 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 9, 2003. Excludes 1,667 shares issuable upon the exercise of stock options which first become exercisable after that date.

(7)	Includes 10,000 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 9, 2003.

(Footnotes continued on next page)

(Footnotes continued from previous page)

(8)	Includes 268,000 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 9, 2003. Excludes 42,000 shares issuable upon the exercise of stock options which first become exercisable after that date.

(9)	Includes 169,200 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 9, 2003. Excludes 25,800 shares issuable upon the exercise of stock options which first become exercisable after that date.

(10)	Includes 158,200 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 9, 2003. Excludes 21,800 shares issuable upon the exercise of stock options which first become exercisable after that date.

(11)	Includes 16,600 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 9, 2003. Excludes 26,400 shares issuable upon the exercise of stock options which first become exercisable after that date.

(12)	Based on information contained in Schedule 13G filed with the SEC on February 12, 2003 by E*Capital Corporation, Edward W. Wedbush and Wedbush Morgan Securities Employee Retirement Plan, as joint filers. E*Capital Corporation is the parent company of Wedbush Morgan Securities. Edward W. Wedbush is the chairman of Wedbush Morgan Securities. Mr. Wedbush disclaims beneficial ownership of the Company’s Common Stock held by E*Capital Corporation or Wedbush Morgan Securities Employee Retirement Plan.

(13)	Includes 651,999 shares of Common Stock issuable upon the exercise of stock options which first become exercisable on or before August 9, 2003. Excludes 121,001 shares issuable upon the exercise of stock options which first become exercisable after that date.

(14)	Excludes 4,400,510 shares of Common Stock which may be purchased by SC Option, LLC (the “LLC”) from the Olberz Family Trust upon the death of Norbert Olberz. The members of the LLC and the percentage of ownership of each are: Craig L. Levra (59.1%), Howard K. Kaminsky (39.4%), Dennis D. Trausch (0.5%), Claudia G. Reich (0.5%) and Jeffrey A. Lichtenstein (0.5%), each of whom is an employee of the Company. Messrs. Levra and Kaminsky are the managers of the LLC. See “Certain Relationships and Related Transactions — Succession Plan.”

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Executive Officers

     The Bylaws of the Company provide that the number of directors of the Company shall be fixed from time to time by the Board, but shall not be less than three. The Board has fixed the number of directors at seven. The Amended and Restated Certificate of Incorporation of the Company provides that the Board shall be divided into three classes, as nearly equal in number as possible, which are elected for staggered three-year terms. The term of each class expires at the annual meeting of stockholders in the year 2003 (Class 2), the year 2004 (Class 3) and the year 2005 (Class 1).

     Only the members of Class 2, John R. Attwood and Craig L. Levra, both of whom currently are members of the Board, are nominees for election to the Board at the Meeting, to serve until the annual meeting of stockholders to be held in 2006, or until their successors have been elected and qualified.

     Each nominee has indicated his willingness to serve and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the nominees of the Board. If any nominee is unable or unwilling to serve as a director at the time of the Meeting or any postponement or adjournment thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. The two nominees for election as Class 2 directors at the Meeting who receive the highest number of affirmative votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

     None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. Except as set forth below, there are no family relationships among directors or executive officers of the Company and, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board.

     The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of the Record Date.

Name	Age	Class	Position

Al D. McCready	55	1	Director and a member of the Audit Committee since May 2001. Mr. McCready is the Chairman and Chief Executive Officer of McCready Manigold Ray & Co., Inc., a consulting firm that serves retail and distribution industry clients. Mr. McCready has specialized in consulting with retail companies since 1978, focusing on corporate strategy, information systems strategy, and technology planning. Prior to founding McCready Manigold Ray & Co., Inc. in 1991, Mr. McCready was National Director of Retail and Distribution Industry Services and a Partner at the firm of Deloitte & Touche LLP. Mr. McCready received his Masters Degree in Business Administration from the University of Utah.

Eric S. Olberz	40	1	Director and a member of the Compensation Committee since 1992 and a member of the Audit Committee from 1992 until May 2001. Mr. Olberz is self employed as a Certified Public Accountant. He was employed as a staff accountant with BDO/Nation Smith Hermes Diamond-Accountants & Consultants from November 2000 to July 2002. Mr. Olberz worked primarily with the firm’s family office group, providing wealth management services for high net worth individuals. From July 1999 to November 2000, he was employed as a staff auditor with Moreland & Associates. Mr. Olberz was President and owner of Camp 7, Inc., a soft goods manufacturing operation located in Santa Ana, California, from July 1995 to October 1996 and Vice Chairman of the Company from October 1994 to July 1995, Vice President from 1984 to October 1994 and Secretary from October 1992 to July 1995. Mr. Olberz resigned as an officer and employee of Camp 7 concurrently with Camp 7, Inc.’s acquisition of the Company’s soft goods manufacturing operations in July 1995. Mr. Olberz received a Bachelors Degree with an emphasis in accounting from National University and is a Certified Public Accountant. Mr. Olberz is the son of Norbert Olberz, the principal stockholder.

Frederick H. Schneider	47	1	Director and a member of the Audit Committee since May 2000. Mr. Schneider currently is an independent private equity investor. He served as Chief Financial Officer and Principal of Leonard Green & Partners, L.P., a merchant banking firm, from September 1994 to January 1998, where he played a key role in various acquisitions. From June 1978 to September 1994, he was employed by KPMG Peat Marwick, including as an Audit and Due Diligence Partner from June 1989 to September 1994. Mr. Schneider was a founding member of Pasadena Angels, a technology incubator, and has served on Pasadena Angels’ Board of Directors since February 2001.

John R. Attwood	73	2	Director and Chairman of the Compensation Committee since February 1993 and a member of the Audit Committee from February 1993 until May 2001. Mr. Attwood is the President of Attwood Enterprises, a consulting business. He was the Chairman of Coca-Cola Bottling of Los Angeles and a Senior Vice President and a Group President of Beatrice Companies, Inc., the parent company of Coca-Cola Bottling of Los Angeles, until his retirement in 1986. Mr. Attwood currently serves on the Board of Directors of Verdugo Hills Hospital, a nonprofit organization.

Name	Age	Class	Position

Craig L. Levra	44	2	Chairman of the Board since August 2001, Director from November 1998 until August 2001, President since November 1997, Chief Operating Officer from November 1997 until August 1999 and Chief Executive Officer since August 1999. Prior to joining the Company, Mr. Levra was employed by The Sports Authority, the nation’s largest sporting goods retailer. During his five-year tenure with that company, he held positions of increasing responsibility in merchandising and operations and was Vice President of Store Operations at the time of his departure. Mr. Levra received a Bachelors Degree and a Masters Degree in Business Administration from the University of Kansas. Mr. Levra currently serves on the Board of Directors of Junior Achievement of Southern California and the Advisory Board of the Los Angeles Sports and Entertainment Commission.

Norbert Olberz	78	3	The Company’s founder since it was founded in 1959, Chairman Emeritus since August 2001, Chairman of the Board from when it was founded in 1959 until August 2001, Interim President from April 1995 to November 1997 and Interim Chief Executive Officer from April 1995 to August 1999.

Kenneth Olsen	85	3	Director, Chairman of the Audit Committee and a member of the Compensation Committee since June 1994. Mr. Olsen served as President and Chief Executive Officer of the Vons Company, Inc., a leading grocery store chain, from 1974 to 1983, at which time he retired from full-time responsibilities after thirty-eight years with that company. Mr. Olsen currently serves as a director of several nonprofit organizations and is a management consultant advising national and international firms on marketing and merchandising consumer products.

Howard K. Kaminsky	45	—	Chief Financial Officer since joining the Company in 1985, Executive Vice President - Finance since May 2000 and Secretary since July 1995. Mr. Kaminsky served as Vice President-Finance from January to April 1997, Senior Vice President-Finance from April 1997 to May 2000 and Treasurer from October 1992 to January 1997. Prior to joining the Company, Mr. Kaminsky was employed in the auditing division of Ernst & Young LLP. He is a Certified Public Accountant and received a Bachelors Degree in Business Administration from California State University, Northridge. Mr. Kaminsky is a member of the California Society of Certified Public Accountants.

Dennis D. Trausch	53	—	Executive Vice President - Growth and Development since April 2002 and Executive Vice President-Operations from June 1988 until April 2002. Since joining the Company in 1976, Mr. Trausch has served in various positions starting as a salesperson and assuming positions of increasing responsibility in store and Company operations.

Claudia G. Reich	50	—	Senior Vice President of Marketing and Advertising since May 2001 and Vice President of Marketing and Advertising from June 1999 until May 2001. Prior to joining the Company, Ms. Reich was employed by the Vons Company, Inc., a leading grocery store chain, from 1974 to 1996, working through the ranks of store operations, buying, merchandising, and sales to the position of Vice President of Sales and Advertising.

Board Meetings and Committees

     The Board has an Audit Committee and a Compensation Committee.

     The Audit Committee currently consists of Messrs. McCready, Olsen and Schneider, each of whom is “independent” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by the Company’s independent certified public accountants and the fees incurred by the Company in connection therewith, (ii) to review the results of such audit, including the independent accountants’ opinion and letter of comment to management and management’s response thereto, (iii) to review with the Company’s independent accountants the Company’s internal accounting principles, policies and practices and financial reporting, (iv) to select the Company’s independent accountants and (v) to review the Company’s quarterly and annual financial statements prior to public issuance. On March 7, 2000, the Board of the Company, on the recommendation of the Audit Committee, adopted a written Audit Committee Charter. Six meetings of the Audit Committee were held during the year ended March 31, 2003.

     The Compensation Committee currently consists of Messrs. Attwood, Olsen and Eric Olberz. The primary purposes of the Compensation Committee are (i) to review and recommend to the Board the salaries, bonuses and perquisites of the Company’s executive officers, (ii) to determine the individuals to whom, and the terms upon which, awards under the Company’s incentive compensation plans will be granted, (iii) to make periodic reports to the Board as to the status of such plans and (iv) to review and recommend to the Board additional compensation plans. Three meetings of the Compensation Committee were held during the year ended March 31, 2003.

     The Board held five meetings during the year ended March 31, 2003. No director attended less than 75% of all the meetings of the Board and those committees on which he served in the year ended March 31, 2003.

Procedures for Stockholder Nominations

     The Board does not have a standing nominating committee. The procedures for nominating directors are set forth in the Bylaws. Nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting, but only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders with respect to an election to be held at an annual or special meeting of stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Compensation of Directors

     Directors who are employees of the Company are compensated as officers of the Company and receive no separate compensation for serving as directors. Non-employee directors receive $22,000 for attending or participating in up to six Board or Committee meetings during the fiscal year plus an additional $3,000 for each additional day they attend or participate in Board or Committee meetings and $750 for each day they attend or participate in a meeting with the Company’s management. Where multiple meetings occur on the same day they are treated as one for compensation purposes. Directors also receive reimbursement of expenses incurred in attending meetings. The Board may modify such compensation in the future. Each non-employee director was entitled to receive $22,750 in fees for attending Board or Committee meetings during the fiscal year ended March 31, 2003. McCready Marigold Ray & Co., Inc., a consulting firm of which Mr. McCready is a principal shareholder, received an additional $55,000 for computer system consulting services provided to the Company.

     Under the 1992 Plan described below, as amended, each non-employee director currently is granted automatically upon becoming a director, options to purchase 5,000 shares of Common Stock at the fair market value on the grant date. On each triennial date on which a non-employee director is reelected to the Board, options for an additional 5,000 shares are granted automatically to the director subject to an aggregate limit for any one non-employee director of options to acquire a total of 30,000 shares. All options are exercisable one-third upon grant and one-third on each of the first and second anniversaries of the date of grant, and all options expire five years from the date of grant. In accordance with the terms of the 1992 Plan, Messrs. McCready, Olsen, Attwood, Eric Olberz and Schneider have been granted options representing a total of 10,000, 16,000, 14,000, 16,000 and 10,000 shares, respectively. See “Incentive Compensation Plans — 1992 Incentive Award Plan.”

Compensation Committee Interlocks and Insider Participation

     Except for Eric S. Olberz, no member of the Compensation Committee is or has been an officer or employee of the Company.

Report of the Compensation Committee on Executive Compensation

     The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1993 (the “Securities Act”) or under the Exchange Act of 1934 (the “Exchange Act”).

REPORT OF THE COMPENSATION COMMITTEE

     Compensation Policy and Executive Compensation. The Compensation Committee is responsible for reviewing and making recommendations as to the annual compensation of the Company’s executive officers, including such components as annual cash compensation, short and long-term incentives, and supplemental benefits.

     The Company’s compensation policy is based on linking executive compensation to the Company’s objectives of growth through increased earnings and maximizing long-term stockholder value. This policy traditionally has been carried out through a compensation program consisting of salaries and short and long-term incentives. The Compensation Committee monitors compensation levels for comparable retail companies and evaluates annual compensation on the basis of these compensation trends and the performance of the Company in order to determine whether adjustments to base salary and bonuses, or both, are appropriate.

     The Company has entered into written employment agreements with each of its executive officers. See “Employment Agreements.”

     The various elements of the Company’s compensation program are discussed below.

     Annual Salary and Bonus. Annual compensation for Messrs. Olberz, Levra, Kaminsky, and Trausch and Ms. Reich (collectively, the “Executive Management Group”) consists of a base salary and an annual bonus. During the fiscal year ended March 31, 2003, the annual base salaries for Messrs. Olberz, Levra, Kaminsky, and Trausch and Ms. Reich were $300,000, $290,000, $196,000, $155,000, and $144,000, respectively. Based upon information concerning the compensation for comparable executives generally, the annual base salaries for fiscal 2004 for Messrs. Olberz, Levra, Kaminsky and Trausch and Ms. Reich remain the same. The Compensation Committee believes that the base salaries for each member of the Executive Management Group are at or below the base salary for comparable executives.

     The Company maintains a bonus plan under which, subject to an overall maximum, the executive officers may earn a bonus as a percentage of their base compensation, if the Company meets the pre-tax profit objective set by the Compensation Committee at the beginning of the fiscal year. See “Incentive Compensation Plans — Executive Bonus Plan.” During fiscal 2003, the profit objective was not met and bonuses were not paid under the plan. Based upon information concerning the compensation of comparable executives generally, the Committee believes that, if the Company achieves anticipated profit levels in fiscal 2004, the Executive Management Group’s total compensation under this bonus plan will fall within the range of industry averages for the defined labor market.

     Long-Term Compensation. On October 7, 2002, Ms. Reich was granted options to purchase 20,000 shares of Common Stock. All such options are exercisable at the market price on the grant date and vest at the rate of 20% per year over five years. Messrs. Levra, Kaminsky, and Trausch and Ms. Reich hold options to purchase a total number of shares of Common Stock equal to 268,000, 169,200, 158,200, and 16,600, respectively, exercisable at the market price on the grant date and vesting on or before August 9, 2003. The Committee believes options provide a valuable incentive to achieve long-term growth and maximum stockholder value by linking compensation benefits to the long-term growth in the Company’s stock value. More specific information on option grants is set forth below.

     The Committee will continue to review the Company’s overall executive compensation program periodically and, if appropriate, adjust existing compensation levels or policies in order to meet market demands or changing corporate objectives.

     Compensation of the Chairman Emeritus. Pursuant to his employment contract Mr. Olberz as Chairman Emeritus was paid a base salary of $300,000 during fiscal 2003 and this will remain unchanged for fiscal 2004. Mr. Olberz does not participate in the executive bonus plan or stock option grants because, in the Committee’s view, his significant stockholdings in the Company already provide sufficient motivation for him to achieve long-term profitability and maximum stockholder value.

     Compensation of the Chairman. Pursuant to his employment contract, Mr. Levra, as Chairman of the Board and Chief Executive Officer, was paid a base salary of $290,000 during fiscal 2003 and is reasonable when compared to the compensation paid by comparable companies. Mr. Levra’s participation in the executive bonus plan and stock option plans is described directly above.

     Tax Deductibility of Executive Compensation. The Internal Revenue Code limits the deductibility for federal income tax purposes of non-performance based compensation in excess of $1,000,000 provided to certain executive officers. As the Company’s current compensation structure does not provide for or contemplate annual compensation to any executive in excess of $1,000,000, the limitations placed on tax deductions will be inapplicable to the Company for the foreseeable future.

Dated: June 16, 2003	COMPENSATION COMMITTEE

John R. Attwood
Eric S. Olberz
Kenneth Olsen

Executive Compensation

     The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all cash and non-cash compensation awarded, earned or paid for services to the Company in all capacities for each of the three years ended March 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation

				Securities
		Annual Compensation		Underlying
				Options/	All Other
Name and Position(1)	Year	Salary ($)	Bonus ($) (2)	SARs (#) (3)	Compensation ($)

	2003	300,000	—	—	19,500
Norbert Olberz,	2002	300,000	—	—	19,500
Chairman Emeritus (4)	2001	300,000	—	—	22,000
Craig L. Levra,
Chairman of the Board,	2003	290,000	—	—	15,600
President and Chief Executive	2002	290,000	—	40,000	15,600
Officer (5)	2001	275,000	200,000	45,000	137,475	(7)
Howard K. Kaminsky,
Executive Vice President-	2003	196,000	—	—	11,550
Finance, Chief Financial Officer	2002	196,000	—	23,000	11,550
and Secretary (6)	2001	185,000	74,750	30,000	24,444	(7)
Dennis D. Trausch,
Executive Vice	2003	155,000	—	—	11,550
President-Growth and	2002	191,000	—	23,000	11,550
Development (8)	2001	180,000	68,000	20,000	11,550
Claudia G. Reich,
Senior Vice President of	2003	144,000	—	20,000	11,550
Marketing and	2002	144,000	—	13,000	11,550
Advertising (9)	2001	120,000	46,000	—	7,200

(1)	For a description of the employment agreements between certain officers and the Company, see “Employment Agreements.”

(2)	Each Named Executive Officer was entitled to participate in the executive bonus program, except Mr. Olberz. See “Incentive Compensation Plans — Executive Bonus Plan.”

(3)	Represents options granted under the 1992 Plan. See “Incentive Compensation Plans — 1992 Incentive Award Plan.”

(4)	Mr. Olberz has served as Chairman Emeritus since August 2001, Chairman of the Board from 1959 to August 2001, Interim President from April 1995 to November 1997 and Interim Chief Executive Officer from April 1995 to August 1999.

(5)	Mr. Levra has served as Chairman of the Board since August 2001, President and since November 1997 and Chief Executive Officer since August 1999.

(6)	Mr. Kaminsky has served as Chief Financial Officer since 1985, Executive Vice President-Finance since May 2000 and Secretary since July 1995.

(7)	Includes the fair market value of $121,875 and $12,894 on the grant date of shares awarded by Norbert Olberz to Messrs. Levra and Kaminsky, respectively.

(8)	Mr. Trausch has served as Executive Vice President- Growth and Development since April 2002, and Executive Vice President-Operations from June 1988 until April 2002.

(9)	Ms. Reich was appointed Senior Vice President of Marketing and Advertising in May 2001.

Stock Option Grants

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended March 31, 2003 to the Named Executive Officers.

OPTION/SAR GRANTS IN FISCAL YEAR 2003

	Individual Grants

		Percent of
	Number of	Total			Potential Realizable Value
	Securities	Options/SARs			at Assumed Rates of Stock
	Underlying	Granted To	Exercise		Price Appreciation for
	Options/SARs	Employees In	or Base	Expiration	Option Term(4)
Name of Officer	Granted (1)	Fiscal Year(2)	Price(3)	Date	5%	10%

Claudia G. Reich	20,000	33.3%	$6.51	10/7/2012	$81,882	$207,505

(1)	These options first become exercisable at the rate of 20% per year. Upon certain changes in control of the Company, these options become fully exercisable.

(2)	Options to purchase an aggregate of 60,000 shares were granted during the fiscal year ended March 31, 2003.

(3)	The exercise price is equal to the closing price of the Company’s Common Stock on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(4)	The Potential Realizable Value is the product of (a) the difference between (i) the product of the last reported sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at March 31, 2003. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

Option Exercises and Holdings

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended March 31, 2003, the number of shares of Common Stock issuable upon the exercise of stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sale price of the Common Stock on Nasdaq on March 31, 2003 ($6.72).

     None of the Named Executive Officers exercised options during fiscal 2003 and none of them hold stock appreciation rights (“SARs”).

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2003
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at March 31, 2003		March 31, 2003 (1)
	on	Value
Name of Officer	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Craig L. Levra	—	—	268,000	42,000	$565,190	$35,460
Howard K. Kaminsky	—	—	169,200	25,800	492,450	23,640
Dennis D. Trausch	—	—	158,200	21,800	470,780	15,760
Claudia G. Reich	—	—	16,600	26,400	23,665	3,360

(1)	The value of unexercised “in-the-money” options is the difference between the last reported sale price of the Common Stock on March 31, 2003 ($6.72 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

Incentive Compensation Plans

     1992 Incentive Award Plan. In October 1992, the Board of Directors adopted the 1992 Incentive Award Plan (the “1992 Plan”), which authorizes the granting of certain incentive awards including stock appreciation rights, non-qualified stock options, incentive stock options, restricted stock, dividend equivalents and performance awards. The 1992 Plan was amended August 6, 1998 and on August 1, 2002.

     As of the date of this Proxy Statement, there were 1,068,001 shares of the Company’s Common Stock subject to outstanding options and 431,999 additional shares available for awards. Of these shares, 50,000 are reserved for issuance to non-employee directors. Options granted to directors are discussed under “Compensation of Directors.”

     The 1992 Plan provides for the grant of incentive stock options (as defined in Section 422 of the Internal Revenue code of 1986, as amended) to employees of the Company. The 1992 Plan also provides for the grant of non-qualified stock options to the Company’s officers, employees or consultants. Incentive stock options may have certain tax advantages for the optionee as compared to non-qualified stock options. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant or 110% of such fair market value in the case of an optionee who holds more than 10% of the Company’s Common Stock. The exercise price of a non-qualified stock option may not be less than 100% of the fair market value of the Company’s Common Stock on the grant date. Shares subject to an option granted under the 1992 Plan may be purchased for cash or its equivalent, including shares of Common Stock. Options expire ten years after the grant date, with the exception of incentive stock options held by a holder of 10% or more of the outstanding Common Stock, which expire five years after the grant date.

     On May 11, 2000, non-qualified stock options to purchase 45,000, 30,000 and 20,000 shares were granted to Messrs. Levra, Kaminsky and Trausch, respectively. On June 11, 2001, non-qualified stock options to purchase 40,000, 23,000, 23,000 and 13,000 shares were granted to Messrs. Levra, Kaminsky and Trausch, and Ms. Reich, respectively. On October 7, 2002 non-qualified stock options to purchase 20,000 shares were granted to Ms. Reich.

     Executive Bonus Plan. The Company maintains a bonus plan under which, subject to an overall maximum, certain executive officers may earn a bonus as a percentage of their annual base salaries, if the Company meets the pre-tax profit objective set by the Compensation Committee at the beginning of the fiscal year. If the Company meets or exceeds the profit objective, each executive officer, other than Mr. Olberz, is entitled to receive a bonus of between 35% and 60% of their annual base salary. If the Company achieves 90% or more, of the profit objective but less than 100%, these executives receive 50% of a full annual bonus plus 5% for each full percentage point above 90% achieved.

     401K Plan. Eligible employee participants could make voluntary contributions to an employee retirement savings plan under Section 401(k) of the Internal Revenue Code 1986, as amended (the “401K Plan”), through payroll deductions which are matched, in part, by the Company’s contributions. Such contributions can be used by the participant to purchase interests in certain mutual funds or shares of the Company’s Common Stock.

     Each employee, twenty-one years of age or older, is eligible to participate in the 401K Plan on the first day of the pay period after completing three months of service. There are currently approximately 1556 employees of the Company who are eligible to participate in the 401K Plan. Subject to compliance with certain nondiscrimination tests which limit contributions of or on behalf of “highly compensated employees” (as such term as defined in the federal tax laws), the eligible employee may make an annual contribution equal to from 2% up to and including 100% or $12,000 (whichever is less) of their salary compensation.

Equity Compensation Plan Information

     The following table shows outstanding option, their weighted exercise price, and options remaining available for issuance under the Company’s existing compensation plans.

EQUITY COMPENSATION PLAN INFORMATION

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights (1)	warrants and rights	column (a))

	(a)	(b)	(c)
Plans Approved by Stockholders	939,667	$5.09	431,999
Plans Not Approved by Stockholders (none)	—	—	—

(1)	Excludes 4,400,510 shares of Common Stock which may be purchased by SC Option, LLC from the Olberz Family Trust upon the death of Norbert Olberz. See “Certain Relationships and Related Transactions — Succession Plan.” Employment Agreements

     The Company has entered into an employment agreement with Norbert Olberz. The term of the employment commences on April 1, 2000 and terminates on March 31, 2014 and automatically renews for an additional twelve months at the end of the initial term or any renewal term unless 30 days notice is given by either party. Mr. Olberz is entitled to (i) receive an annual base salary of $300,000, (ii) receive a $1,500 monthly automobile allowance, (iii) receive reimbursement for personal tax and financial advisory services up to $1,500 per year, (iv) participate in all plans provided to executive officers or employees generally and (v) receive reimbursement for secretarial assistance up to $2,500 per month. The Company has the right to terminate Mr. Olberz’ employment only for “cause” (as defined in such employment agreement).

     The Company has entered into employment agreements, as amended, with each of Messrs. Levra, Kaminsky and Trausch and Ms. Reich. The term of employment of Mr. Levra commences on July 1 of each year and terminates on the following June 30 and automatically renews for an additional twelve months at the end of the initial term or any renewal term unless notice of termination is given by either party at least 30 days prior to the end of the term. The term of employment of Messrs. Kaminsky and Trausch and Ms. Reich commences on July 1 of each year and terminates on the following June 30 and automatically renews for an additional twelve months at the end of the initial term or any renewal term unless notice of termination is given by either party at least 30 days prior to the end of the term. Messrs. Levra, Kaminsky and Trausch and Ms. Reich are entitled to (i) receive an annual base salary (subject to increase from time to time in the discretion of the Board) of $290,000, $196,000, $155,000, and $144,000, respectively, (ii) participate in the executive bonus program, (iii) receive a monthly automobile allowance in the amount of $1,200 for Mr. Levra and $900 for Messrs. Kaminsky and Trausch and Ms. Reich, (iv) receive reimbursement for personal tax and financial advisory services up to $1,200 per year for Mr. Levra and $750 per year for Messrs. Kaminsky and Trausch and Ms. Reich, and (v) participate in all plans provided to executive officers or employees generally. In the event employment is terminated by the Company without “cause” (as defined) or by the employee for specified causes, Mr. Levra will be entitled to his annual base salary for 24 months, Mr. Kaminsky will be entitled to his annual base salary for 12 and Mr. Trausch and Ms. Reich will be entitled to their annual base salary for six months.

Report of the Audit Committee of the Board of Directors

     The Report of the Audit Committee of the Board of Directors shall not be deemed filed under the Securities Act or under the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

     The Board maintains an Audit Committee comprised of three of the Company’s directors. Each member of the Audit Committee meets the independence and experience requirements of the Nasdaq Stock Market. The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.

     Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2003; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     The independent auditors are responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”); and

•	Reviewed and discussed with the independent auditors the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”); and

•	Reviewed and discussed with the independent auditors whether the rendering of the non-audit services provided by them to the Company during fiscal 2003 was compatible with their independence.

     The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held six meetings during fiscal 2003 with the independent auditors, in each case with and without management present. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

     Based upon the reviews and discussions described above, and the report of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003, for filing with the Securities and Exchange Commission.

Dated: June 16, 2003	AUDIT COMMITTEE

Kenneth Olsen
Al D. McCready
Frederick H. Schneider

Performance Graph

     The following graph compares the yearly percentage change in cumulative total stockholder return of the Company’s Common Stock during the period from April 1, 1998 to March 31, 2003 with (i) the cumulative total return of the Nasdaq market index and (ii) the cumulative total return of the S&P Specialty Stores Index. The comparison assumes $100 was invested on April 1, 1998 in the Common Stock and in each of the foregoing indices and the reinvestment of dividends through March 31, 2003. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

     This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Transactions

     From time to time the Company has transacted business with entities in which Norbert Olberz or Al D. McCready has an interest.

     Property Leases. The Company leases from corporations controlled by Norbert Olberz, the Chairman Emeritus and the Company’s principal stockholder (the “Principal Stockholder”), its corporate office space in La Cañada and its stores in La Cañada, Huntington Beach and Porter Ranch, California. In prior years the Company also leased its warehouse and distribution facility in Montclair, California and although the term of this lease ran to 2007, the Principal Stockholder agreed to cancel the lease when the Company moved to the new distribution center in February 2002. The new distribution center located in Ontario, California is leased from an unrelated third party. The Company has incurred rental expense to the Principal Stockholder of $2.2 million, $2.4 million and $2.5 million in fiscal 2003, 2002 and 2001, respectively.

     The Company’s corporate offices in prior years were spread over seven nearby buildings in La Cañada, California neighboring the store where the Company was founded. To facilitate growth related to the expansion plans, the Company leased a new 27,500 square foot corporate office in La Cañada from La Cañada Properties, Inc., a corporation controlled by the Principal Stockholder, in October 2002. The Company expects this building to support its growth plans for the foreseeable future.

     Consulting Services. In both fiscal 2003 and 2002, the Company paid $55,000 to McCready Manigold Ray & Co., Inc. a consulting firm of which Al D. McCready is a principal stockholder, Chairman and Chief Executive Officer, for computer system consulting services provided to the Company.

     Management believes that the occupancy costs under the leases with corporations controlled by the Principal Stockholder, and consulting fees paid to McCready Manigold Ray & Co., Inc. described above are no higher than those which would be charged by unrelated third parties under similar circumstances.

     Succession Plan. On December 20, 2002, Norbert Olberz, the Company’s founder and principal stockholder and his wife, Irene Olberz, as co-trustees of the Olberz Family Trust, a revocable grantor trust (the “Trust”), granted to SC Option, LLC, newly formed California limited liability company (the “LLC”), an option (the “Option”) to purchase, under certain circumstances, all of the shares (currently 4,400,510) of the Company’s Common Stock (the “Option Shares”) held by the Trust. The managers of the LLC currently are Craig L. Levra and Howard K. Kaminsky, who hold 59.1% and 39.4%, respectively, of the interests in the LLC. Other members of the LLC are Messrs. Dennis D. Trausch and Jeffery A. Lichtenstein and Ms. Claudia G. Reich, the Company’s Executive Vice President — Growth and Development, Vice President — Loss Prevention and Risk Management and Senior Vice President — Marketing and Advertising, each of whom holds a 0.5% interest in the LLC. The Option is exercisable for 181 days from the date of the death (“vesting” or “measurement” date) of Mr. Olberz, at an exercise price equal to the market price on the date of Mr. Olberz’ death. The LLC and the Trustees entered into the Option to provide for smooth transition of control of the Company in the event of the death of Mr. Olberz. The Option is subject to termination upon certain events, including the mutual consent of the Trust and the LLC or in the event of Craig L. Levra ceases to be the Chief Executive Officer of the Company for any reason. The family trust may borrow against the shares until the vesting date and may also sell shares provided that the family trust maintains ownership of at least 51% of the Company’s shares on a fully diluted basis. In addition, the purchase of the Option Shares by the LLC upon exercise of the Option is subject to certain conditions, including the ability of the LLC to obtain sufficient financing to purchase the Options Shares. The Option Agreement was negotiated directly between Norbert Olberz and the members of the LLC.

     For financial accounting purposes, the grant of the Option by the principal stockholder of the Company is being treated in a manner consistent with a grant of an option by the Company. The Company has also treated the grant of the Option to the LLC as if the grant was made directly to employees of the Company, as the members of the LLC are employees of the Company and no non-employee services will be provided to the Company by the LLC or members of the LLC and, for economic and tax purposes, the LLC is a pass through entity in that all income or losses of the LLC are passed through to its individual members. In addition, vesting of the Option, except for the Company’s Chief Financial Officer, is contingent upon continued employment. Because the Option has been granted with an exercise price equal to the market price on the measurement date, the Company will not be required to recognize compensation expense in connection with the grant of the Option. The fair value of the Option is being recognized as compensation expense for purposes of calculating pro forma net income and pro forma earnings per share as required by FASB Statement No.123, Accounting for Stock-Based Compensation. The fair value for the Option was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: weighted-average risk-free interest rate of 4.0%, dividend yields of 0%; weighted-average volatility factors of the expected market price of the Company’s Common Stock of 0.407 and an expected life of the Option of 180 days. For purposes of pro forma disclosures, the estimated fair value of $3,872,000 for the Option is being amortized to expense over the Option’s vesting period, which has been estimated at nine years.

     For a more complete description of the Option, see the Company’s current report on Form 8-K filed with the SEC on December 23, 2002.

Compliance with Reporting Requirements of Section 16

     Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC, each person subject to the reporting requirements of Section 16(a) has filed timely all reports required to be filed in fiscal 2003.

INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP, the Company’s independent accountants for the fiscal year ended March 31, 2003, will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Audit Fees: Fees for audit services totaled $87,625 in fiscal 2002 and $114,510 in fiscal 2003, including fees associated with the annual audit and the reviews of the Company’s quarterly reports in Form 10-Q.

     Audit-Related Fees: Fees for audit related services totaled $6,500 in fiscal 2002 and $38,315 in fiscal 2003. Audit-related services principally include benefit plan audits and accounting consultations.

     Tax Fees: Fees for tax services, including tax compliance, tax advice and tax planning totaled $11,700 in fiscal 2002 and $25,000 in fiscal 2003.

     All Other Fees: There were no fees for other services not included above for fiscal 2002 or 2003.

     The Audit Committee of the Board, in reliance on management and the independent auditors, determined that the provision of these services is compatible with maintaining the independence of Ernst & Young LLP. All Other Fees include the provision of services related to taxes and the Company’s 401K Plan.

     The Company is currently in the process of evaluating the performance of its independent accountants, and no selection has been made for the Company’s independent accountants for the fiscal year ending March 31, 2004.

STOCKHOLDER PROPOSALS

     Under certain circumstances, stockholders are entitled to present proposals at stockholders’ meetings. Any such proposal to be included in the proxy statement for the Company’s 2004 annual meeting of stockholders must be submitted by a stockholder prior to February 22, 2004, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company’s ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal is not submitted to the Company prior to May 7, 2004, the proxies solicited by the Board for the 2004 annual meeting of the stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2004 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

ANNUAL REPORT ON FORM 10-K

     The Company’s annual report to stockholders for the fiscal year ended March 31, 2003 accompanies or has preceded this Proxy Statement. The annual report contains financial statements of the Company and the report thereon of Ernst & Young LLP, the Company’s independent auditors.

     THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SEC FOR THE YEAR ENDED MARCH 31, 2003, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO SPORT CHALET, INC., ONE SPORT CHALET DRIVE, LA CAÑADA, CALIFORNIA 91011, ATTENTION: STOCKHOLDER RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE ON THE SEC WEBSITE AT WWW.SEC.GOV.

OTHER BUSINESS

     Management knows of no business that will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board, and authority to do so is included in the Proxy.

By Order of the Board of Directors

SPORT CHALET, INC.

Howard K. Kaminsky,
Secretary

La Cañada, California
June 20, 2003

SPORT CHALET, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of SPORT CHALET, INC., a Delaware corporation (the “Company”), hereby appoints Craig L. Levra and Frederick H. Schneider, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the annual meeting of the stockholders of the Company, to be held on August 1, 2003, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company that the undersigned would be entitled to vote, as follows:

1.	ELECTION OF DIRECTORS.

	☐ For all nominees listed below (except as indicated to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

(Instructions: To withhold authority to vote for any nominee, line through or otherwise strike out his name below)

John R. Attwood Craig L. Levra

2.	OTHER BUSINESS.

FOR AGAINST ABSTAIN

     The undersigned hereby revokes any other proxy to vote at the Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known prior to May 7, 2003, said proxies are authorized to vote in accordance with the recommendations of the Board.

     This Proxy will be voted in accordance with the instructions set forth above. If instructions are not given, this Proxy will be treated as a GRANT OF AUTHORITY TO VOTE FOR the election of the directors named above and as said proxies shall deem advisable on such other business as may come before the Meeting, unless otherwise directed.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated June 20, 2003 relating to the Meeting.

Date:	, 2003

Signature(s) of Stockholder(s)
(See Instructions Below)

The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the stock certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

THIS PROXY IS SOLICITED BY

THE BOARD OF DIRECTORS OF SPORT CHALET, INC.